UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PROVECTUS BIOPHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7327 Oak Ridge Highway Knoxville, TN 37931 phone 866/594-5999 fax 866/998-0005

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders, which will be held on Monday, November 28, 2016 at 9:00 a.m. Eastern Standard Time at the offices of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, located at 265 Brookview Centre Way, Suite 600, Knoxville, Tennessee 37919.

The Notice and Proxy Statement on the following pages contain details concerning the business to come before the special meeting.

Regardless of whether you plan to attend the special meeting in person, please complete, sign and date the enclosed proxy card and return it promptly in the accompanying postage-paid envelope. I look forward to personally meeting all stockholders who are able to attend the special meeting.

Peter R. Culpepper

Interim Chief Executive Officer, Chief

Operating Officer and Secretary

YOUR VOTE IS IMPORTANT

TO ENSURE THAT YOU ARE REPRESENTED AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

7327 Oak Ridge Highway Knoxville, TN 37931 phone 866/594-5999 fax 866/998-0005

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 28, 2016

To the Stockholders of Provectus Biopharmaceuticals, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of Stockholders (the “Special Meeting”) of Provectus Biopharmaceuticals, Inc. (“Provectus” or the “Company”) will be held on Monday, November 28, 2016 at 9:00 a.m. Eastern Standard Time at the offices of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, located at 265 Brookview Centre Way, Suite 600, Knoxville, TN 37919. The Special Meeting is being held for the following purposes:

1.	To approve and adopt an amendment to our Certificate of Incorporation, as amended, to increase the number of shares of common stock, par value $.001 per share (“common stock”), that we are authorized to issue from 400,000,000 to 1,000,000,000 shares; and

2.	To authorize our Board of Directors to amend our Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock at a ratio of between 1-for-10 and 1-for-50, such ratio to be determined by our Board of Directors in its discretion.

Stockholders also may transact any other business that properly comes before the Special Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 AND 2.

Only stockholders of record as of the close of business on October 17, 2016 will be entitled to notice of and to vote at the Special Meeting and any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on November 28, 2016. This Proxy Statement is available at http://www.pvct.com/annual_reports.html.

By order of our Board of Directors,

Peter R. Culpepper

Secretary

November 2, 2016

Knoxville, Tennessee

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING OF STOCKHOLDERS	2
What are the purposes of the Special Meeting?	2
Who is entitled to vote?	2
Am I entitled to vote if my shares are held in “street name?”	2
What constitutes a quorum?	2
What happens if a quorum is not present at the Special Meeting?	2
How do I vote?	2
Can I change my vote after I return my proxy card?	3
What is the Board’s recommendation?	3
What happens if I do not specify how my shares are to be voted?	3
Will any other business be conducted at the Special Meeting?	3
What vote is required to approve each item?	3
How will abstentions and broker non-votes be treated?	3
Who is the solicitation agent in connection with the Special Meeting?	4

STOCK OWNERSHIP	6
Directors, Executive Officers, and Other Stockholders	6

PROPOSAL 1: TO APPROVE AND ADOPT AN AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK THAT WE ARE AUTHORIZED TO ISSUE FROM 400,000,000 TO 1,000,000,000 SHARES	8
Description of the Amendment	8
Background	8
Reasons for the Proposed Amendment	8
Future Issuances of Shares of Common Stock	11
Effects if the Proposal Does Not Pass	11
Reservation of Right to Delay the Filing of, or Abandon the Amendment to Increase the Number of Shares of Common Stock We Are Authorized to Issue	12
Possible Anti-Takeover Effects of the Amendment	12
No Preemptive Rights	12
Vote Required	12

PROPOSAL 2: TO AUTHORIZE OUR BOARD OF DIRECTORS TO AMEND OUR CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO OF BETWEEN 1-FOR-10 TO 1-FOR-50, SUCH RATIO TO BE DETERMINED BY OUR BOARD OF DIRECTORS IN ITS DISCRETION	14
Background	14
Description of the Amendment	14
Reasons for the Reverse Stock Split	14
Material Effects of the Proposed Reverse Stock Split	16
Possible Anti-Takeover Implications of the Reverse Stock Split	18
Reservation of Right to Delay the Filing of, or Abandon, the Reverse Stock Split	18
Fractional Shares	18
No Going Private Transaction	18
Effective Time	18
Procedures for Effecting the Reverse Stock Split and Exchange of Stock Certificates	19
Effect on Registered and Beneficial Holders of Common Stock	19
Effect on Registered “Book-Entry” Holders of Our Common Stock	19
Dissenters’ Rights	20
No Effect on Authorized Preferred Stock	20
Effect on Dividends	20

7327 Oak Ridge Highway Knoxville, TN 37931 phone 865/769-4011 fax 865/769-4013

PROXY STATEMENT FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 28, 2016

We are delivering these proxy materials to solicit proxies on behalf of the Board of Directors of Provectus Biopharmaceuticals, Inc. (“we,” “us,” “Provectus,” or the “Company”), for a special meeting of stockholders and any adjournment thereof (the “Special Meeting”). The Special Meeting will be held on Monday, November 28, 2016 at 9:00 a.m. Eastern Standard Time at the offices of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, located at 265 Brookview Centre Way, Suite 600, Knoxville, TN 37919.

We are mailing this Proxy Statement, together with a form of proxy, on or about November 2, 2016.

At the Special Meeting, our stockholders will vote on proposals to (1) approve and adopt an amendment to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized shares of common stock, par value $.001 per share (“common stock”), that we are authorized to issue from 400,000,000 to 1,000,000,000 shares and (2) authorize our Board of Directors to amend our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio of between 1-for-10 and 1-for-50, such ratio to be determined by our Board of Directors in its discretion (the “Reverse Stock Split”). These proposals are set forth in the accompanying Notice of Special Meeting of Stockholders and are described in more detail in this Proxy Statement. Stockholders also will transact any other business, not known or determined at the time of this proxy solicitation, that properly comes before the Special Meeting, although our Board of Directors knows of no such other business to be presented.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 AND 2.

When you submit your proxy by executing and returning the enclosed proxy card, you will authorize the proxy holders – Peter R. Culpepper and Timothy C. Scott – to vote as proxy all your shares of common stock and otherwise to act on your behalf at the Special Meeting and any adjournment thereof, in accordance with the instructions set forth therein. These persons also will have discretionary authority to vote your shares on any other business that properly comes before the Special Meeting. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournment of the meeting.

YOUR VOTE IS IMPORTANT

TO ENSURE THAT YOU ARE REPRESENTED AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING OF STOCKHOLDERS

What are the purposes of the Special Meeting?

At the Special Meeting, stockholders will act upon the following matters:

PROPOSAL 1. To approve and adopt an amendment to our Certificate of Incorporation, as amended, to increase the number of shares of common stock that we are authorized to issue from 400,000,000 to 1,000,000,000 shares.

PROPOSAL 2. To authorize our Board of Directors to amend our Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock at a ratio of between 1-for-10 and 1-for-50, such ratio to be determined by our Board of Directors in its discretion.

Stockholders also will transact any other business, not known or determined at the time of this proxy solicitation, that properly comes before the Special Meeting, although our Board of Directors knows of no such other business to be presented.

Who is entitled to vote?

Only stockholders of record at the close of business on October 17, 2016, the record date for the Special Meeting, are entitled to receive notice of the Special Meeting and to vote the shares of common stock that they held on the record date. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted on at the Special Meeting.

Am I entitled to vote if my shares are held in “street name?”

If you are the beneficial owner of shares held in “street name” by a brokerage firm, bank, or other nominee, such entity, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, it will nevertheless be entitled to vote your shares on “discretionary” items but will not be permitted to do so on “non-discretionary” items. Proposals 1 and 2 are discretionary items on which your nominee will be entitled to vote your shares even in the absence of instructions from you.

What constitutes a quorum?

The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. As of the record date, there were 243,895,352 outstanding shares of common stock. Shares held by stockholders present at the Special Meeting in person or represented by proxy who elect to abstain from voting nonetheless will be included in the calculation of the number of shares considered present at the Special Meeting.

What happens if a quorum is not present at the Special Meeting?

If a quorum is not present at the scheduled time of the Special Meeting, the holders of a majority of the shares of common stock present in person or represented by proxy at the meeting may adjourn the meeting to another place, date, or time until a quorum is present. The place, date, and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be given unless the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, the proxy holders named on the proxy card will vote your shares as you direct. If you are a registered stockholder and attend the Special

Meeting, you may deliver your completed proxy card or vote in person at the Special Meeting. If you hold your shares in a brokerage account or in “street name” and you wish to vote at the Special Meeting, you will need to obtain a proxy from the broker or other nominee who holds your shares.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Secretary either a notice of revocation or a duly executed proxy card bearing a later date. If you are a “street name” stockholder, you must contact your broker or other nominee and follow its instructions if you wish to change your vote. The powers of the proxy holders will be suspended if you attend the Special Meeting in person and so request, although your attendance at the Special Meeting will not by itself revoke a previously granted proxy.

What is the Board’s recommendation?

Our Board of Directors unanimously recommends that you vote:

1.	“FOR” the proposal to approve and adopt an amendment to our Certificate of Incorporation, as amended, to increase the number of shares of common stock that we are authorized to issue from 400,000,000 to 1,000,000,000 shares; and

2.	“FOR” the proposal to authorize our Board of Directors to amend our Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock at a ratio of between 1-for-10 and 1-for-50, such ratio to be determined by our Board of Directors in its discretion.

What happens if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, your shares will be voted “FOR” each of Proposals 1 and 2.

Will any other business be conducted at the Special Meeting?

As of the date hereof, our Board of Directors knows of no business that will be presented at the Special Meeting other than the proposals described in this Proxy Statement. If any other business is properly brought before the Special Meeting, the proxy holders will vote your shares in accordance with their best judgment.

What vote is required to approve each item?

The proposal to approve and adopt an amendment to our Certificate of Incorporation to increase the number of shares of common stock that we are authorized to issue from 400,000,000 to 1,000,000,000 shares will be approved if a majority of the outstanding shares of common stock are voted in favor of the proposal. The proposal to authorize our Board of Directors to amend our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio of between 1-for-10 and 1-for-50, such ratio to be determined by our Board of Directors in its discretion, will be approved if a majority of the outstanding shares of common stock are voted in favor of the proposal.

In addition, the holders of a majority of our outstanding shares of Series B Convertible Preferred Stock must consent in writing to the Reverse Stock Split before we may effectuate the Reverse Stock Split.

How will abstentions and broker non-votes be treated?

In the case of an abstention on the proposal, your shares of common stock would be included in the number of shares of common stock considered present at the meeting for the purpose of determining whether there is a quorum. Because your shares of common stock would not be voted in favor of Proposals 1 and 2, your abstention would have the same effect as a negative vote in determining the outcome of the vote on Proposals 1 and 2.

Broker non-votes occur when a brokerage firm, bank, or other nominee does not vote shares that it holds in “street name” on behalf of the beneficial owner because the beneficial owner has not provided voting instructions to the nominee with respect to a non-discretionary item. Proposals 1 and 2 are discretionary items on which your nominee will be entitled to vote your shares of common stock even in the absence of instructions from you. Accordingly, there will not be broker non-votes with regard to Proposals 1 and 2.

Who is the solicitation agent in connection with the Special Meeting?

We have engaged Morrow Sodali to assist us in the solicitation of proxies for the Special Meeting. If you have any questions or require assistance in voting your shares of common stock, please call:

Morrow Sodali

470 West Avenue – 3rd Floor

Stamford, CT 06902

Banks and Brokerage Firms, please call (203) 658-9400

Stockholders, please call toll free (800) 461-0945

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on expectations, estimates and projections as of the date of this Proxy Statement. These forward-looking statements include, but are not limited to, statements and information concerning statements regarding:

•	our effectuation of the amendment to our Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue and the Reverse Stock Split, as well as the timing of such events;

•	the intended benefits of the Reverse Stock Split, including that the Reverse Stock Split is in the best interests of the Company’s stockholders, is expected to result in an increase to the per share trading price of our common stock, and is expected to make such common stock more attractive to a broader range of institutional and other investors;

•	the market’s near and long term reaction to the increase in the number of shares of common stock we are authorized to issue and the Reverse Stock Split; and

•	statements regarding our intention to engage in future equity transactions, including a proposed rights offering, each as further provided and described in this Proxy Statement.

Any statements that involve discussions with respect to predictions, estimates, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (which may be identified by words and phrases such as “expects” or “is expected,” “anticipates,” “plans,” “budget,” “scheduled,” “forecasts,” “estimates,” “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, will occur or be achieved) are not statements of historical fact and may be forward-looking statements and are intended to identify forward-looking statements.

These forward-looking statements are based on the beliefs of the Company’s management as well as on assumptions that such management believes to be reasonable, based on information currently available at the time such statements were made. However, there can be no assurance that forward-looking statements will prove to be accurate. Such assumptions and factors include, among other things, the anticipated benefits and risks of the amendments to our Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue and to effect the Reverse Stock Split, each as further provided and described in this Proxy Statement.

By their nature, forward-looking statements are based on assumptions and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are subject to a variety of risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•	difficulties, delays, unanticipated costs or our inability to effectuate the amendment to our Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue and the Reverse Stock Split on the expected terms and conditions or timeline;

•	difficulties, delays or the inability to increase the per share trading price of our common stock as a result of the Reverse Stock Split, including future decreases in the price of our common stock due to, among other things, the announcement of the Reverse Stock Split and/or the increase in the number of shares of common stock we are authorized to issue or our inability to make our common stock more attractive to a broader range of institutional or other investors, as a result of, among other things, investors viewing the Reverse Stock Split and the increase in the number of shares of common stock we are authorized to issue negatively or due to future financial results, market conditions, the market perception of our business, results from our clinical trials, our inability to realize anticipated cost reductions or other factors adversely affecting the market price of our common stock, notwithstanding the Reverse Stock Split and the increase in the number of shares of common stock we are authorized to issue or otherwise;

•	unanticipated negative reactions to the Reverse Stock Split and the increase in the number of shares of common stock we are authorized to issue or unanticipated circumstances or results that could negatively affect interest in our common stock by the investment community; or

•	general business, economic, competitive, political, regulatory and social uncertainties; risks related to competition; risks related to factors beyond the control of the Company; the global economic climate; the execution of strategic growth plans; insurance risks; and litigation.

This list is not exhaustive of the factors that may affect any of the forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain. Actual results could differ materially from those projected in the forward-looking statements as a result of the matters set out in this Proxy Statement generally and certain economic and business factors, some of which may be beyond the control of the Company. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the proposals contained in this Proxy Statement. The Company does not intend, and does not assume, any obligation to update any forward-looking statements, other than as required by applicable law. Accordingly, Company stockholders should not place undue reliance on forward-looking statements.

STOCK OWNERSHIP

Directors, Executive Officers, and Other Stockholders

The following table provides information about the beneficial ownership of common stock as of September 15, 2016, by each of our directors, each of our named executive officers and all of our directors and executive officers as a group. We do not believe any person beneficially owns more than 5% of our outstanding common stock.

Name and Address(1)	Amount and Nature of Beneficial Ownership(2)		Percentage of Class(3)
Directors and Executive Officers:
H. Craig Dees, Ph.D.(4)	1,497,859	(5)	*
Peter R. Culpepper	3,474,998	(6)	1.4%
Timothy C. Scott, Ph.D.	3,880,966	(7)	1.6%
Eric A. Wachter, Ph.D.	7,915,964	(8)	3.2%
Alfred E. Smith, IV	250,000	(9)	*
Kelly M. McMasters, MD, Ph.D.	400,000	(10)	*
Jan Koe	1,486,300	(11)	*
All directors and executive officers as a group (7 persons**)	17,408,228	(12)	7.0%

*	Less than 1% of the outstanding shares of common stock.
**	Excluding Dr. Dees, who is no longer an executive officer.
(1)	Each named individual other than Dr. Dees is an officer or director of Provectus Biopharmaceuticals, Inc., whose business address is 7327 Oak Ridge Highway, Suite A, Knoxville, TN 37931.
(2)	Shares of common stock that a person has the right to acquire within 60 days of September 15, 2016 are deemed outstanding for computing the percentage ownership of the person having the right to acquire such shares, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by a note, each stockholder listed in the table has sole voting and investment power as to the shares owned by that person.
(3)	As of September 15, 2016, there were 242,509,352 shares of common stock issued and outstanding.
(4)	Dr. Dees resigned as Chief Executive Officer and Chairman of the Board of Directors effective February 27, 2016.
(5)

Does not include any shares of common stock subject to options which are exercisable within 60 days, as all of Dr. Dees’ options have expired as a result of Dr. Dees’ resignation. Dr. Dees pledged 1,000,000 shares of his common stock pursuant to that certain Stock Pledge Agreement, dated October 3, 2014, between Dr. Dees and the Company in order to secure Dr. Dees’ obligations under that certain Stipulated Settlement Agreement and Mutual Release between the Company and Dr. Dees, dated June 6, 2014 (“Dees Settlement Agreement”). As a result of Dr. Dees’ resignation from the Company, he was required to pay the Company under the Dees Settlement Agreement the sum of Two Million Two Hundred Sixty Seven Thousand and Seven Hundred Fifty Dollars ($2,267,750) immediately. Dr. Dees’ failure to pay this sum resulted in a breach of the Dees Settlement Agreement, and on March 10, 2016, the Company sent a demand letter for Dr. Dees to cure such default within thirty (30) days. Dr. Dees failed to pay these amounts outstanding under the Settlement Agreement (including interest due thereon) within the thirty (30) days cure period. Accordingly, the Company intends to exercise all rights and remedies available to it under the Dees Settlement Agreement, Stock Pledge Agreement and at law and equity, including but not limited to foreclosure of its first-priority security interest in the 1,000,000 shares of common stock granted as collateral pursuant to the Stock Pledge Agreement. On May 5, 2016, the Company filed a lawsuit in the United States District Court for the Eastern District of Tennessee at Knoxville (the “Court”) against Dr. Dees and his wife, based upon breach of the Dees Settlement Agreement seeking, among other relief, appointment of a receiver for the 1,000,000 shares of common stock Dr. Dees granted as collateral pursuant to the Stock Pledge Agreement. The Court entered a default judgment against Dr. Dees on July 20, 2016; however, the Company cannot predict when these shares will be recovered by the Company. The Court recently issued a Temporary Restraining Order upon the Company’s application for same upon notice that Dr. Dees was attempting to sell his shares of the Company’s common stock. The Temporary Restraining Order was converted to a Preliminary Injunction on September 16, 2016, which order will remain in place until the trial of the underlying lawsuit absent further court order.
(6)	Mr. Culpepper’s beneficial ownership includes 296,503 shares of common stock held in a 401(k) plan, 1,500,000 shares of common stock subject to options which are exercisable within 60 days and 266,666 shares of common stock issuable upon the exercise of warrants. Mr. Culpepper pledged 1,000,000 shares of his common stock pursuant to that certain Stock Pledge Agreement, dated October 3, 2014, between Mr. Culpepper and the Company in order to secure Mr. Culpepper’s obligations under that certain Stipulated Settlement Agreement and Mutual Release between the Company and Mr. Culpepper, dated June 6, 2014.
(7)	Dr. Scott’s beneficial ownership includes 503,125 shares of common stock held in a 401(k) plan, and 1,800,000 shares of common stock subject to options which are exercisable within 60 days. Dr. Scott pledged 1,000,000 shares of his common stock pursuant to that certain Stock Pledge Agreement, dated October 3, 2014, between Dr. Scott and the Company in order to secure Dr. Scott’s obligations under that certain Stipulated Settlement Agreement and Mutual Release between the Company and Dr. Scott, dated June 6, 2014.
(8)	Dr. Wachter’s beneficial ownership includes 4,867 shares of common stock held by the Eric A. Wachter 1998 Charitable Remainder Unitrust, 930,248 shares of common stock held in a 401(k) plan, 600,000 shares of common stock subject to options which are exercisable within 60 days and 666,666 shares of common stock issuable upon the exercise of warrants. Dr. Wachter pledged 1,000,000 shares of his common stock pursuant to that certain Stock Pledge Agreement, dated October 3, 2014, between Dr. Wachter and the Company in order to secure Dr. Wachter’s obligations under that certain Stipulated Settlement Agreement and Mutual Release between the Company and Dr. Wachter, dated June 6, 2014.
(9)	Mr. Smith’s beneficial ownership includes 250,000 shares of common stock subject to options which are exercisable within 60 days.
(10)	Dr. McMasters’ beneficial ownership includes 400,000 shares of common stock subject to options which are exercisable within 60 days.
(11)	Mr. Koe’s beneficial ownership includes 200,000 shares of common stock subject to options which are exercisable within 60 days, 150,000 shares of common stock held by Vekoe Partners LLC, of which Mr. Koe is an affiliate, and 350,000 shares of common stock issuable upon the exercise of warrants. Mr. Koe disclaims beneficial ownership of the shares held by Vekoe Partners LLC except to the extent of his pecuniary interest therein.
(12)	Includes 6,033,332 shares of common stock subject to options and warrants which are exercisable within 60 days.

PROPOSAL 1

TO APPROVE AND ADOPT AN AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK THAT WE ARE AUTHORIZED TO ISSUE FROM 400,000,000 TO 1,000,000,000 SHARES

Description of the Amendment

Our Board of Directors has unanimously adopted a resolution to amend our Certificate of Incorporation to increase the number of shares of common stock that we are authorized to issue from 400,000,000 to 1,000,000,000 shares and has directed that the proposed amendment be submitted to our stockholders for their approval and adoption. The amendment will not change the number of shares of preferred stock that are authorized, and the total authorized shares of capital stock will be increased from 425,000,000 to 1,025,000,000. The amendment will replace Article IV, Section A of our current Certificate of Incorporation with the following language:

The total number of shares which the Corporation shall have authority to issue is 1,025,000,000 shares of capital stock, of which 1,000,000,000 shares shall be designated Common Stock, $0.001 par value per share (“Common Stock”), and 25,000,000 shall be designated Preferred Stock, $0.001 par value per share (“Preferred Stock”).

Background

We may issue shares of capital stock to the extent such shares have been authorized under our Certificate of Incorporation. Our Certificate of Incorporation currently authorizes us to issue up to 400,000,000 shares of common stock and 25,000,000 shares of preferred stock, par value $.001 per share.

As of September 26, 2016, the total shares of common stock issued and outstanding and reserved for issuance pursuant to outstanding warrants and options totaled 355,104,037. No shares of common stock are held in treasury. The aggregate amount of common stock issued and reserved for issuance consisted of the following amounts as of September 26, 2016:

•	242,929,352 shares of common stock issued and outstanding;

•	101,874,685 shares of common stock reserved for issuance pursuant to outstanding warrants to purchase common stock;

•	6,800,000 shares of common stock reserved for issuance pursuant to outstanding options to purchase common stock; and

•	3,500,000 shares of common stock reserved for issuance upon conversion of our Series B Convertible Preferred Stock (including shares of common stock issuable in satisfaction of our dividend obligations on such outstanding shares of Series B Convertible Preferred Stock).

Reasons for the Proposed Amendment

The total number of shares of common stock (i) issued and outstanding, (ii) reserved for issuance pursuant to warrants to purchase common stock, (iii) reserved for issuance pursuant to options to purchase common stock granted under the Provectus Pharmaceuticals, Inc. 2012 Stock Plan and the Provectus Biopharmaceuticals, Inc. 2014 Equity Compensation Plan and (iv) reserved for issuance upon conversion of our Series B Convertible Preferred Stock totals 355,104,037 shares of common stock as of September 15, 2016.

On October 5, 2016, we filed a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”), as amended on November 1, 2016, to issue subscription rights to our existing common stockholders to purchase units (“Units”) consisting of shares of common stock and warrants to purchase shares of common stock (the “Warrants”) (the “Rights Offering”). Each whole Warrant will be exercisable for one share of our common stock. Each subscription right will entitle holders of our common stock to purchase one Unit. The Rights Offering also contains an over-subscription privilege allowing stockholders who exercise their subscription rights in full to purchase other stockholders’ unsubscribed Units under certain circumstances. We are seeking to raise $17,500,000 in gross proceeds from the Rights Offering. We have the ability to elect to increase the size of the Rights Offering by up to 20%, which, if so increased, would result in gross proceeds of $21,000,000 from the Rights Offering. We intend to use approximately $15 million of the net proceeds from the Rights Offering for clinical development, including approximately $5 million to complete our ongoing phase 3 clinical trial of PV-10 to treat locally advanced cutaneous melanoma, approximately $5 million to complete our phase 1b/2 combination study of PV-10 and Merck’s KEYTRUDA in late stage melanoma and approximately $5 million to complete our phase 1b/2 study of PV-10 in liver cancer, and we intend to use the remaining net proceeds for working capital and general corporate purposes. If we sell all of the Units subject to the Rights Offering, we will have sufficient cash on hand to fund all of our research and development and other capital needs through 2017. We are asking stockholders to approve the proposed amendment to our Certificate of Incorporation to authorize an increase in the number of authorized shares of common stock to an amount that will be sufficient to allow us to issue the shares of common stock that will be contained in the Units (if the maximum amount of Units is sold in the Rights Offering) and the shares of common stock that will be issuable upon exercise of the Warrants (if the maximum amount of Units is sold in the Rights Offering). There is no assurance, however, that the registration statement with respect to the Rights Offering will be declared effective, that the Rights Offering will be successful or that we will issue any Units, common stock or Warrants.

In addition, on August 30, 2016, we closed a public offering of 240,000 shares of our Series B Convertible Preferred Stock, which are initially convertible into an aggregate of 24,000,000 shares of our common stock, and warrants initially exercisable to purchase an aggregate of 24,000,000 shares of common stock at an exercise price of $0.275 per share of common stock (the “August 2016 Preferred Stock and Warrant Offering”). We received $6,000,000 in gross proceeds from the August 2016 Preferred Stock and Warrant Offering. We intend to use the proceeds from the August 2016 Preferred Stock and Warrant Offering for clinical development, working capital and general corporate purposes. The Certificate of Designation for the Series B Convertible Preferred Stock provides that the Series B Convertible Preferred Stock is subject to full ratchet anti-dilution price protection upon the issuance of equity or equity-linked securities within 60 trading days of the date of issuance of the Series B Convertible Preferred Stock at an effective common stock purchase price of less than the conversion price then in effect, subject to certain exceptions as provided in the Certificate of Designation. In addition, if the conversion price in effect on the 60th trading day following the date of issuance of the Series B Convertible Preferred Stock exceeds 85% of the average of the 45 lowest volume weighted average trading prices of the common stock during the period commencing on the date of issuance of the Series B Convertible Preferred Stock and ending on the 60th trading day following the date of issuance of the Series B Convertible Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events during such period) (the “Adjusted Conversion Price”), then the conversion price shall be reset to the Adjusted Conversion Price and shall be further subject to adjustment as provided in the Certificate of Designation. In either case, if a holder of Series B Convertible Preferred Stock converts its shares of Series B Convertible Preferred Stock prior to any such price reset event, then such holder will receive additional shares of common stock equal to the number of shares of common stock that would have been issued assuming for such purposes the Adjusted Conversion Price were in effect at such time less the shares issued at the then Conversion Price (subject to being held in abeyance based on beneficial ownership limitations). As of October 19, 2016, 221,900 of the 240,000 shares of Series B Convertible Preferred Stock have been converted into shares of our common stock. Assuming (i) an Adjusted Conversion Price of $0.033622 (the “Assumed Adjusted Conversion/Exercise Price”) and (ii) that the remaining 18,100 shares of Series B Convertible Preferred Stock outstanding are converted to shares of common stock prior to a price reset event, we would be required to issue approximately 249,836,417 additional shares of our common stock pursuant to the price protection provisions contained in the Certificate of Designation. Solely for the purpose of estimating an approximate maximum number of shares of common stock that we may be required to issue pursuant to the price protection provisions of the Series B Convertible Preferred Stock and warrants issued in the August 2016 Preferred Stock and Warrant Offering, the Assumed Adjusted Conversion/Exercise Price was determined based on the following assumptions and methodologies:

•	for the period from August 31, 2016 through October 18, 2016, we used the closing price of our common stock for each such trading day;

•	the daily closing price approximates the volume weighted average trading price for each trading day; and

•	from October 19, 2016 through November 23, 2016, the volume weighted average trading price will be $0.01.

The Assumed Adjusted Conversion/Exercise Price and the estimated maximum number of shares of common stock that could be issued pursuant to the price protection provisions of the Series B Convertible Preferred Stock and warrants issued in the August 2016 Preferred Stock and Warrant Offering are for illustrative purposes only and are subject to the above assumptions, qualifications and methodologies. Any or all of the assumptions could prove to be incorrect. These numbers are estimates only and should not be relied on by stockholders. The actual number of shares of common stock that will be issuable pursuant to the price protection provisions of the Series B Convertible Preferred Stock and warrants will not be known until November 23, 2016 and may differ materially from the estimated amounts disclosed herein.

The warrants issued in the August 2016 Preferred Stock and Warrant Offering provide that if the exercise price in effect on the 60th trading day following the date of issuance of the warrants exceeds 85% of the average of the 45 lowest volume weighted average trading prices of our common stock during the period commencing on the date of issuance of the warrants and ending on the 60th trading day following the date of issuance of the warrants (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events during such period) (the “Adjusted Exercise Price”), then (i) the exercise price shall be reset to the Adjusted Exercise Price (and without giving effect to any prior conversions) and shall be further subject to adjustment as provided in the warrants, and (ii) the number of shares of common stock issuable upon exercise of the warrants will be reset to equal the number of shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock after giving effect to the adjusted conversion price or adjusted exercise price, as applicable. If a holder of warrants exercises its warrants prior to such repricing, then such holder will receive shares of common stock equal to the difference between the exercise price and the Adjusted Exercise Price. As of October 19, 2016, none of the warrants issued in the August 2016 Preferred Stock and Warrant Offering have been exercised for common stock. Solely for the purpose of estimating an approximate maximum number of shares of common stock that we may be required to issue pursuant to the price protection provisions in the warrants, assuming the Adjusted Exercise Price equals the Assumed Adjusted Conversion/Exercise Price and that all of the warrants are exercised prior to a price reset event, we would be required to issue approximately 154,454,583 additional shares of our common stock pursuant to the price protection provisions in the warrants. Accordingly, we will need additional shares of our common stock available for issuance to satisfy the price protection provisions of the Series B Convertible Preferred Stock and warrants issued in the August 2016 Preferred Stock and Warrant Offering.

In addition, on April 30, 2014, we entered into a Controlled Equity OfferingSM Sales Agreement (the “Cantor Agreement”) with Cantor Fitzgerald & Co., as sales agent (“Cantor”), under which we may issue and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through Cantor, acting as sales agent. On July 13, 2016, we suspended sales of our common stock under the Controlled Equity Offering Sales Agreement, dated as of April 30, 2014, by and between us and Cantor Fitzgerald & Co. We expect the suspension to last until December 31, 2016, but no assurances can be given that we will not extend the suspension beyond that date. We also have the ability to lift the suspension prior to December 31, 2016, should we desire to make sales of our common stock under the Controlled Equity Offering Sales Agreement prior to December 31, 2016. Because the amount of shares we may issue and sell pursuant to the Cantor Agreement depends on the value of our common stock at such time, we believe an increase in the number of shares of our common stock that we are authorized to issue is advisable to ensure that we have a sufficient number of shares of common stock available for issuance if and when we determine that it is in the Company’s best interest to lift the suspension and issue and sell common stock pursuant to the Cantor Agreement.

Additionally, our Board of Directors believes that the amount of common stock we have available for issuance is insufficient for our future financing needs because it is likely that the sale of shares of common stock or securities convertible into shares of common stock will be the principal means by which we will raise additional capital until such time as we are able to generate earnings sufficient to finance our operations. Shares of common stock may be used for various purposes without further stockholder approval. These purposes may include: raising capital, which may be effectuated with a contemporaneous listing of one or more of our securities on one or more of the Singapore, Hong Kong, or Australia securities exchanges, although there can be no assurance that we will list any of our securities on any foreign securities exchange; providing equity incentives to employees, directors and consultants; establishing strategic relationships with other companies; the acquisition of any business, assets or technology; and other purposes.

Future Issuances of Shares of Common Stock

Given our current available capital, our cash and cash equivalents, our history of operating at a loss and our need for additional capital to implement our plan of operations, including completion of our phase 3 clinical trial of PV-10 for the treatment of melanoma, we currently anticipate that we will be required to raise additional capital through equity financing. As discussed above, we have filed a registration statement on Form S-1 with the SEC to issue subscription rights to our existing common stockholders to purchase Units consisting of shares of common stock and Warrants. We will not be able to complete the Rights Offering without amending our Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue or, if a sufficient number of shares of common stock is available for issuance after the issuance of common stock in satisfaction of the price protection provisions of the Series B Convertible Preferred Stock and the warrants issued in the August 2016 Preferred Stock and Warrant Offering, effecting the Reverse Stock Split. See Proposal 2 below regarding the proposed Reverse Stock Split. In addition, we also anticipate issuing additional shares of common stock to satisfy the price protection provisions of the Series B Convertible Preferred Stock and warrants issued in the August 2016 Preferred Stock and Warrant Offering. This Proxy Statement does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities.

Approval of the proposal to amend our Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue will provide us with the necessary flexibility to raise additional capital using equity, if and when such opportunities may arise.

If the amendment to our Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue is approved and we engage in one or more transactions involving the issuance of our equity securities, current stockholders of the Company may be substantially diluted as a result of such future issuances. The amount of potential dilution will be even greater if the Reverse Stock Split is approved and implemented by the Board of Directors. See Proposal 2 below.

Effects if the Proposal Does Not Pass

If we do not receive stockholder approval for the amendment to our Certificate of Incorporation to increase the number of shares of our common stock that we are authorized to issue and the Reverse Stock Split is not approved or not implemented, we will not have a sufficient number of authorized shares of common stock to raise additional capital through equity financing, including the Rights Offering, or to meet our obligation to issue additional shares of common stock to satisfy the price protection provisions of the Series B Convertible Preferred Stock and warrants issued in the August 2016 Preferred Stock and Warrant Offering. If we fail to meet our obligation to issue additional shares of common stock to satisfy the price protection provisions of the Series B

Convertible Preferred Stock and warrants issued in the August 2016 Preferred Stock and Warrant Offering, or fail to issue shares of common stock upon conversion of Series B Convertible Preferred Stock or the exercise of the warrants issued in the August 2016 Preferred Stock and Warrant Offering in accordance with the Certificate of Designation or the terms of the warrants, as applicable, we will be subject to liquidated damages, among other remedies under the Certificate of Designation and the terms of the warrants, as applicable. Accordingly, we will be required to continue to seek stockholder approval of an increase in the number of shares of common stock we are authorized to issue and/or the Reverse Stock Split to meet such obligations.

Reservation of Right to Delay the Filing of, or Abandon the Amendment to Increase the Number of Shares of Common Stock We Are Authorized to Issue

We reserve the right to delay the filing of, or abandon, the amendment to our Certificate of Incorporation to increase the number of shares of our common stock that we are authorized to issue from 400,000,000 to 1,000,000,000 shares without further action by our stockholders at any time before December 31, 2016, even if such amendment has been approved by our stockholders at the Special Meeting. By voting in favor of the amendment, you are expressly also authorizing our Board of Directors to delay (until December 31, 2016) or abandon the amendment to our Certificate of Incorporation to increase the number of shares of our common stock that we are authorized to issue from 400,000,000 to 1,000,000,000 shares if it determines, in its sole discretion, that such action is in the best interests of the Company and its stockholders.

The Board of Directors will consider whether the Reverse Stock Split (see Proposal 2 below) is approved and implemented in determining whether to effect the amendment to our Certificate of Incorporation to increase the number of shares of our common stock that we are authorized to issue from 400,000,000 to 1,000,000,000 shares.

Possible Anti-Takeover Effects of the Amendment

The proposed amendment to our Certificate of Incorporation to increase the number of shares of our common stock that we are authorized to issue from 400,000,000 to 1,000,000,000 shares is not being recommended in response to any specific effort of which our Board of Directors is aware to obtain control of the Company, and our Board of Directors does not intend or view the proposed increase of authorized common stock as an anti-takeover measure. However, the ability of our Board of Directors to authorize the issuance of the additional shares of common stock that would be available if the proposed amendment is approved and adopted could have the effect of discouraging or preventing a hostile takeover.

No Preemptive Rights

Under Section 102(b)(3) of the Delaware General Corporation Law (the “DGCL”) and our Certificate of Incorporation, the holders of common stock do not have preemptive rights to acquire unissued shares of common stock.

Dissenters’ Rights

Our stockholders will not be entitled to dissenters’ rights with respect to the proposed amendment to the Certificate of Incorporation to increase the number of shares of common stock that we are authorized to issue from 400,000,000 to 1,000,000,000 shares.

Vote Required

The approval and adoption of the amendment to our Certificate of Incorporation to increase the number of shares of common stock that we are authorized to issue from 400,000,000 to 1,000,000,000 shares requires the affirmative vote of stockholders who hold a majority of the outstanding shares of common stock entitled to vote in person or by proxy. If the amendment is approved and adopted, it will become effective upon filing a Certificate of Amendment with the Delaware Secretary of State. After filing the Certificate of Amendment, the additional shares of common stock may be issued from time to time by action of our Board of Directors on such terms and for such purposes as our Board of Directors may consider appropriate. In the event that the proposed amendment to increase the number of shares of common stock that we are authorized to issue from 400,000,000 to 1,000,000,000 shares is not approved and adopted by our stockholders at the Special Meeting, the current Certificate of Incorporation will remain in effect.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE PROPOSAL TO APPROVE AND ADOPT AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT WE ARE AUTHORIZED TO ISSUE FROM 400,000,000 TO 1,000,000,000 SHARES. Each proxy solicited on behalf of our Board of Directors will be voted FOR the approval and adoption of the amendment to our Certificate of Incorporation to increase the number of shares of common stock that we are authorized to issue from 400,000,000 to 1,000,000,000 shares unless the stockholder instructs otherwise in the proxy.

PROPOSAL 2

TO AUTHORIZE OUR BOARD OF DIRECTORS TO AMEND OUR CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR

COMMON STOCK AT A RATIO OF BETWEEN 1-FOR-10 TO 1-FOR-50, SUCH RATIO TO

BE DETERMINED BY OUR BOARD OF DIRECTORS IN ITS DISCRETION

Background

In order maintain compliance with the listing standards of the NYSE MKT and other considerations detailed below, our Board of Directors has unanimously determined that it is in the best interests of the Company and our stockholders to amend Article IV.A.1 of the Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio between 1-for-10 and 1-for-50 and effective upon a date on or prior to December 31, 2016 to be determined by our Board of Directors.

Description of the Amendment

The following paragraph will be added to Article IV.A.1 of our Certificate of Incorporation:

“Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, every [number of shares] shares of the Corporation’s issued and outstanding Common Stock that are issued and outstanding immediately prior to [date] shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined into one (1) validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, provided that in the event a stockholder would otherwise be entitled to a fraction of a share of Common Stock pursuant to the provisions of this Article, such stockholder shall receive one whole share of Common Stock in lieu of such fractional share and no fractional shares shall be issued.”

Reasons for the Reverse Stock Split

Continued NYSE MKT Compliance

The continued listing standards of NYSE MKT LLC, or NYSE MKT, require, among other things, that listed companies maintain a stock price that is suitable for auction market trading. We have been advised that the staff of NYSE MKT considers $0.20 an appropriate level. In addition, the NYSE MKT has advised us that its policy is to immediately suspend trading in shares of, and commence delisting procedures with respect to, a listed company if the market price of its shares falls below $0.06 per share at any time during the trading day pursuant to Section 1003(f)(v) of the NYSE MKT Company Guide. As of October 19, 2016, our common stock had a 30-day average closing price of $0.09 per share and closed at $0.05 per share. Our common stock traded as low as $0.03 per share during the 30 day trading period ending on October 19, 2016.

On October 13, 2016, we received a delisting notice from NYSE MKT related to our common stock price since our shares of common stock have traded below $0.06 per share. The Company intends to appeal the NYSE MKT decision to commence delisting procedures. A delisting of our common stock is likely to reduce the liquidity of our common stock and may inhibit or preclude our ability to raise additional financing.

Attraction of Institutional Investors

Our Board of Directors also recommended the Reverse Stock Split, in part, because our Board of Directors and management believe that we can improve the marketability and liquidity of our common stock, especially with institutional investors, if the share price of the common stock is increased to a range closer to $5.00 per share.

Listing of Rights Offering Warrants on the NYSE MKT

We intend to apply to list the Warrants included as part of the Units being offered in the Rights Offering discussed above in Proposal 1 with the NYSE MKT. The NYSE MKT has advised us that NYSE MKT has a minimum price requirement of $0.20 to admit a new warrant for trading on the NYSE MKT. If the Reverse Stock Split is approved and effectuated, we believe that the price of our common stock will increase to an amount such that our warrants will be priced in excess of the $0.20 minimum price required by NYSE MKT for listing the Warrants. There can be no assurance, however, that the price of the Warrants will meet the minimum listing price of $0.20 to be accepted for listing on NYSE MKT or that a sufficient number of subscription rights will be exercised so that the Warrants will meet the minimum listing criteria to be accepted for listing on NYSE MKT.

Increase in Number of Authorized Shares of Common Stock Available for Future Issuance

As discussed in Proposal 1 above, we will need additional shares of our common stock available for issuance in order to (i) effectuate the Rights Offering; (ii) issue shares of common stock to satisfy the price protection provisions of the Series B Convertible Preferred Stock and warrants issued in the August 2016 Preferred Stock and Warrant Offering; (iii) ensure that we have a sufficient number of shares of common stock available for issuance under the Cantor Agreement if and when we determine that it is in the Company’s best interests to lift the suspension on sales of common stock under the Cantor Agreement currently in place until December 31, 2016 and issue and sell common stock pursuant to the Cantor Agreement; and (iv) for future issuances of common stock or securities convertible into common stock to satisfy future financing needs. See “Proposal 1—Reasons for the Proposed Amendment” above.

The Reverse Stock Split will have the effect of decreasing the number of shares of our common stock outstanding because, upon effectiveness of the amendment to our Certificate of Incorporation effecting the Reverse Stock Split, the shares of our common stock outstanding will be combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares, which number shall be equal to or greater than 10 and equal to or less than 50, of outstanding shares of our common stock, with the exact number within such range to be determined by our Board of Directors prior to the effective time of such amendment. See “—Material Effects of the Proposed Reverse Stock Split” below. Such decrease in the number of shares of our common stock outstanding will have the effect of increasing the number of authorized and unissued shares of common stock available for future issuance. If the proposal to increase the number of shares of common stock we are authorized to issue (see Proposal 1 above) is not approved by our stockholders, we intend to effectuate the Reverse Stock Split and utilize the additional shares of common stock authorized and unissued as a result of the Reverse Stock Split to issue shares of common stock in satisfaction of the price protection provisions of the Series B Convertible Preferred Stock and warrants issued in the August 2016 Preferred Stock and Warrant Offering and will use any remaining available shares to effectuate the Rights Offering, although we do not believe that effectuating the Reverse Stock Split alone will be sufficient to complete the Rights Offering as currently contemplated. We do not believe it is likely that we will have a sufficient number of shares of common stock available to effectuate the Rights Offering as currently contemplated or to issue shares of common stock under the Cantor Agreement (if and when we determine that it is in the Company’s best interests to issue shares of common stock pursuant to the Cantor Agreement) or for future financings unless the amendment to our Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue is approved by our stockholders. See Proposal 1 above.

If we engage in one or more transactions involving the issuance of our equity securities, our current stockholders may be substantially diluted as a result of such future issuances.

Considerations of the Board of Directors

Our Board of Directors has considered the potential harm to the Company and our stockholders of the following:

•	Our Board of Directors has considered the potential harm to the Company and our stockholders should NYSE MKT delist our common stock. Delisting from NYSE MKT would adversely affect our ability to raise additional financing through the public or private sale of equity securities and would significantly affect the ability of investors to trade our common stock. Delisting would also likely negatively affect the value and liquidity of our common stock because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets.

•	In approving the proposal authorizing the Reverse Stock Split, our Board of Directors considered that our common stock, at its current price, may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Institutional investors may be prohibited from purchasing lower priced stocks based on their internal policies or governing documents. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

Even if we effect the Reverse Stock Split, we may still be subject to delisting if the price of our common stock falls below $0.06 or fails to rise above $0.20 and we are not otherwise able to meet applicable listing requirements following notification from NYSE MKT and all applicable grace-periods under NYSE MKT listing standards.

Material Effects of the Proposed Reverse Stock Split

Upon the effectiveness of the amendment to our Certificate of Incorporation effecting the Reverse Stock Split, the outstanding shares of our common stock will be combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares, which number shall be equal to or greater than 10 and equal to or less than 50, of outstanding shares of our common stock, with the exact number within such range to be determined by our Board of Directors prior to the effective time of such amendment. In connection with the Reverse Stock Split, any fractional shares that would otherwise be issued as a result of the Reverse Stock Split will be rounded up to the nearest whole share. Even if stockholder approval of the Reverse Stock Split is obtained, our Board of Directors may abandon the Reverse Stock Split in its sole discretion if it determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

The Reverse Stock Split will not change the number of authorized shares of our common stock (see Proposal 1 above regarding the authorized share increase).

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company (subject to the treatment of fractional shares). In addition, the Reverse Stock Split will not affect any holder of common stock’s proportionate voting power (subject to the treatment of fractional shares).

Based on our shares of common stock outstanding as of September 26, 2016, the principal effects of the Reverse Stock Split will be that the number of shares of our common stock issued and outstanding will be reduced from 242,929,352 shares as of September 26, 2016 to a range of 24,292,935 shares (if a 1-for-10 ratio is chosen) to 4,858,587 shares (if a 1-for-50 ratio is chosen), depending on the exact exchange ratio chosen by our Board of Directors and without giving effect to any rounding up of fractional shares.

The table below sets forth, as of September 26, 2016 and for illustrative purposes only, certain effects of the potential ratios of between 1-for-10 and 1-for-50, inclusive, including our total outstanding common stock equivalents (without giving effect to the treatment of fractional shares).

	Common Stock and Equivalents Outstanding Prior to Reverse Stock Split		Common Stock and Equivalents Outstanding Assuming Certain Reverse Stock Split Ratios
	Shares	Percent of Total	1-for-10	1-for-30	1-for-50
Common stock outstanding	242,929,352	68.4%	24,292,935	8,097,645	4,858,587
Common Stock underlying options	6,800,000	1.9%	680,000	226,667	136,000
Common stock underlying warrants	101,874,685	28.7%	10,187,469	3,395,823	2,037,494
Common stock underlying Series B Convertible Preferred Stock	3,500,000	1.0%	350,000	116,667	70,000
Total common stock and equivalents	355,104,037	100%	35,510,404	11,836,802	7,102,081
Common stock available (shortfall) for future issuances(1)	44,895,963	—	364,489,596	388,163,198	392,897,919

(1)	Common stock available for issuance is based on 400,000,000 shares of common stock authorized for issuance. See Proposal 1 above regarding the authorized shares of common stock increase. If the authorized share increase is approved and effectuated by our Board of Directors, then the number of shares of common stock available for issuance will increase by 600,000,000 in each case.

As illustrated by the table above, the Reverse Stock Split would significantly increase the number of authorized and unissued shares of common stock available to settle the exercise or conversion, of our outstanding derivative securities and avoid the penalties associated with being unable to settle such conversions and exercises. In addition, the Reverse Stock Split would significantly increase the ability of our Board of Directors to issue authorized and unissued shares in future equity financings. See “—Reasons for the Proposed Amendment” and “—Future Issuances of Shares of Common Stock” under Proposal 1 above.

In determining which ratio to implement, if any, following receipt of stockholder approval, our Board of Directors may consider, among other things, various factors such as:

•	the historical trading price and trading volume of our common stock;

•	the then prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock;

•	our ability to continue our listing on the NYSE MKT;

•	which ratio would result in the least administrative cost to us; and

•	prevailing general market and economic conditions.

The principal effects of the Reverse Stock Split will be as follows:

•	each 10 to 50 shares of common stock, inclusive, as determined in the sole discretion of our Board of Directors, will be combined into one new share of common stock, with any fractional shares that would otherwise be issuable as a result of the split being rounded up to the nearest whole share;

•	the number of shares of common stock issued and outstanding will be reduced accordingly, as illustrated in the table above;

•	proportionate adjustments will be made to the per share exercise prices and/or the number of shares of common stock issuable upon exercise or conversion of outstanding shares of Series B Convertible Preferred Stock, options, warrants, and any other convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock, which will result in approximately the same aggregate price being required to be paid for such securities upon exercise or conversion as had been payable immediately preceding the Reverse Stock Split;

•	the number of shares reserved for issuance or under the securities described immediately above will be reduced proportionately;

•	we will have available shares of common stock to conduct future equity financings; and

•	the number of shares of common stock available for future issuance will increase accordingly, as illustrated in the table above.

Possible Anti-Takeover Implications of the Reverse Stock Split

Since the Reverse Stock Split will result in increased available shares of common stock, it may be construed as having an anti-takeover effect. The Reverse Stock Split is not being recommended in response to any specific effort of which our Board of Directors is aware to obtain control of the Company, and our Board of Directors does not intend or view the proposed Reverse Stock Split as an anti-takeover measure. However, the ability of our Board of Directors to authorize the issuance of the additional shares of common stock that would be available if the Reverse Stock Split is approved and adopted could have the effect of discouraging or preventing a hostile takeover.

Reservation of Right to Delay the Filing of, or Abandon, the Reverse Stock Split

If stockholder approval is obtained to effect the Reserve Stock Split, the Board expects to select an appropriate ratio and will implement the Reverse Stock Split on or before December 31, 2016. However, the Board reserves the authority to decide, in its sole discretion, to delay or abandon the Reverse Stock Split after such vote and before the effectiveness of the Reverse Stock Split if it determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

The Board will also consider whether the proposal to increase the number of shares of common stock we are authorized to issue (see Proposal 1 above) is approved and implemented in determining whether to effect the Reverse Stock Split.

Fractional Shares

Our stockholders will not receive fractional post-Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share. No stockholders will receive cash in lieu of fractional shares.

No Going Private Transaction

The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the Reverse Stock Split, we will continue to be subject to the periodic reporting requirements of the Exchange Act.

Effective Time

The proposed Reverse Stock Split would become effective as of 12:01 a.m., Eastern Time on the date specified in the amendment to the Certificate of Incorporation effecting the Reverse Stock Split, the form of which is attached as Appendix A to this Proxy Statement, as filed with the office of the Secretary of State of the State of Delaware or such other time on that date as our Board of Directors may determine (the “Effective Time”). Except as explained above with respect to fractional shares, at the Effective Time, shares of our common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of our stockholders, into one share of our common stock in accordance with the ratio of between 1-for-10 and 1-for-50.

After the Effective Time, our common stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

After the Effective Time, unless our common stock is delisted by NYSE MKT because of its low trading price or otherwise, our common stock will continue to be listed on the NYSE MKT under the symbol “PVCT.”

Procedures for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the Reverse Stock Split and our Board of Directors determines that it is in our best interests to effect the Reverse Stock Split, the Reverse Stock Split would become effective at the Effective Time.

As soon as practicable after the Effective Time of the Reverse Stock Split, we will notify our stockholders that the Reverse Stock Split has been implemented. Broadridge Corporate Issuer Solutions, Inc., our transfer agent, will act as exchange agent for purposes of implementing the exchange of common stock certificates. Holders of pre-Reverse Stock Split shares of our common stock will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares of our common stock in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our common stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held by their broker do not need to submit old stock certificates for exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. Beginning at the Effective Time of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Effect on Registered and Beneficial Holders of Common Stock

Upon the effectiveness of the Reverse Stock Split, shares of our common stock held by stockholders that hold their shares through a broker or other nominee will be treated in the same manner as shares held by registered stockholders that hold their shares in their names. Brokers and other nominees that hold shares of our common stock will be instructed to effect the Reverse Stock Split for the beneficial owners of such shares. However, those brokers or other nominees may implement different procedures than those to be followed by registered stockholders for processing the Reverse Stock Split. Stockholders whose shares of our common stock are held in the name of a broker or other nominee are encouraged to contact their broker or other nominee with any questions regarding the procedure of implementing the Reverse Stock Split with respect to their shares.

Effect on Registered “Book-Entry” Holders of Our Common Stock

Registered holders of shares of our common stock may hold some or all of their shares electronically in book-entry form under the direct registration system for the securities. Those stockholders will not have stock certificates evidencing their ownership of shares of our common stock, but generally have a statement reflecting the number of shares registered in their accounts.

Stockholders that hold registered shares of our common stock in book-entry form do not need to take any action to receive post-Reverse Stock Split shares. Any such stockholder that is entitled to post-Reverse Stock Split shares will automatically receive, at the stockholder’s address of record, a transaction statement indicating the number of post-Reverse Stock Split shares held following the implementation of the Reverse Stock Split.

Dissenters’ Rights

Our stockholders will not be entitled to dissenters’ rights with respect to the proposed amendment to the Certificate of Incorporation in connection with the Reverse Stock Split.

No Effect on Authorized Preferred Stock

Pursuant to our Certificate of Incorporation, our capital stock consists of a total of 425,000,000 authorized shares, of which 400,000,000 shares, par value $0.001 per share, are designated as common stock and 25,000,000 shares, par value $0.001 per share, are designated as preferred stock. The proposed Reverse Stock Split would not impact the total authorized number of shares of preferred stock or the par value of the preferred stock, but the number of shares of common stock issuable upon conversion of our Series B Convertible Preferred Stock and the conversion price of the Series B Convertible Preferred Stock will be proportionately adjusted using the ratio of the Reverse Stock Split. See “—Effect on Our Outstanding Series B Convertible Preferred Stock, Options and Warrants” below. See, however, Proposal 1 above with respect to approving an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 400,000,000 to 1,000,000,000.

Effect on Dividends

The payment of dividends, including the timing and amount dividends, must be made in accordance with our Certificate of Incorporation and the requirements of the DGCL. We have never declared or paid any cash dividends on our common stock and do not expect to pay any dividends for the foreseeable future. We intend to use future earnings, if any, in the operation and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors, based on our financial condition, results of operations, contractual restrictions, capital requirements, business properties, restrictions imposed by applicable law and other factors our Board of Directors may deem relevant. Future debt covenants may prohibit payment of dividends.

Accounting Matters

Effect on Par Value

The proposed amendments to our Certificate of Incorporation will not affect the par value of our common stock, which will remain at $0.001 per share, or the par value of our preferred stock, which will remain at $0.001 per share.

Reduction in Stated Capital

As a result of the Reverse Stock Split, upon the Effective Time, the stated capital on our consolidated balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock outstanding, will be reduced in proportion to the size of the Reverse Stock Split. Correspondingly, our additional paid-in capital account reported on our consolidated balance sheet shall be increased with the amount by which the stated capital is reduced. Our stockholders’ equity balance, in the aggregate, will remain unchanged.

Effect on Our Outstanding Series B Convertible Preferred Stock, Options and Warrants

If the Reverse Stock Split is effected, the number of shares of common stock issuable upon exercise of our outstanding stock options (including shares reserved for issuance under our 2014 Equity Compensation Plan) and warrants and the number of shares of common stock issuable upon conversion of our Series B Convertible Preferred Stock will be proportionately adjusted by the applicable administrator, using the ratio of the Reverse Stock Split, rounded up to the nearest whole share. In connection with the Reverse Stock Split, our Board of

Directors or the applicable administrator will implement only applicable technical, conforming changes to the securities, including ratably reducing the authorized shares of common stock available for awards under our 2014 Equity Compensation Plan. In addition, the conversion price for each outstanding share of Series B Convertible Preferred Stock and the exercise price for each outstanding stock option and warrant would be increased in inverse proportion to the Reverse Stock Split ratio such that upon a conversion of Series B Preferred Stock or exercise of stock options or warrants, the aggregate conversion price for conversion of shares of our Series B Preferred Stock and the aggregate exercise price payable by the optionee or warrant holder to the Company for the shares of common stock subject to the option or warrant would remain approximately the same as the aggregate conversion price or exercise price, as applicable, prior to the Reverse Stock Split.

Interests of Directors and Executive Officers

Our directors and executive officers do not have substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock or any other of our securities.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of material United States federal income tax consequences of the Reverse Stock Split to holders of our common stock. Except where noted, this summary deals only with our common stock that is held as a capital asset.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and United States Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below.

This summary does not address all aspects of United States federal income taxes that may be applicable to holders of common stock and does not deal with non-U.S., state, local or other tax considerations that may be relevant to stockholders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a dealer in securities or currencies; a financial institution; a regulated investment company; a real estate investment trust; an insurance company; a tax-exempt organization; a person holding shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle; a trader in securities that has elected the mark-to-market method of accounting for your securities; a person liable for alternative minimum tax; a person who owns or is deemed to own 10% or more of our voting stock; a partnership or other pass-through entity for United States federal income tax purposes; a person whose “functional currency” is not the United States dollar; a United States expatriate; a “controlled foreign corporation”; or a “passive foreign investment company”).

We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary. No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to stockholders as a result of the Reverse Stock Split.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your own tax advisors.

We believe that the Reverse Stock Split, if implemented, would be a tax-free recapitalization under the Code. If the Reverse Stock Split qualifies as a tax-free recapitalization under the Code, then, generally, for United States federal income tax purposes, no gain or loss will be recognized by the Company in connection with the Reverse Stock Split, and no gain or loss will be recognized by stockholders that exchange their shares of pre-split common stock for shares of post-split common stock. The post-split common stock in the hands of a stockholder following the Reverse Stock Split will have an aggregate tax basis equal to the aggregate tax basis of the pre-split common stock held by that stockholder immediately prior to the Reverse Stock Split. A stockholder’s holding period for the post-split common stock generally will be the same as the holding period for the pre-split common stock exchanged therefor.

Alternative characterizations of the Reverse Stock Split are possible. For example, while the Reverse Stock Split, if implemented, would generally be treated as a tax-free recapitalization under the Code, stockholders whose fractional shares resulting from the Reverse Stock Split are rounded up to the nearest whole share may recognize gain for United States federal income tax purposes equal to the value of the additional fractional share. However, we believe that, in such case, the resulting tax liability may not be material in view of the low value of such fractional interest. Stockholders should consult their own tax advisors regarding the characterization of the Reverse Stock Split for United States federal income tax purposes.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES.

Effects if the Proposal Does Not Pass

If we do not receive stockholder approval of the amendment to our Certificate of Incorporation to effectuate the Reverse Stock Split, and if the price of our common stock does not otherwise increase, our common stock will be delisted from the NYSE MKT and our common stock and class of warrants listed on the NYSE MKT will no longer trade on the NYSE MKT. In addition, if both this Proposal 2 and Proposal 1 regarding the approval of an amendment to our Certificate of Incorporation do not pass, then we will not have a sufficient number of shares of common stock available to issue in satisfaction of the anti-dilution provisions of the Series B Convertible Preferred Stock and warrants issued in the August 2016 Preferred Stock and Warrant Offering, which may require us to pay liquidated damages, among other remedies under the Certificate of Designation and the terms of the warrants.

Certain Risks Associated with the Reverse Stock Split

Our Board of Directors believes that the Reverse Stock Split will increase the price of our shares of common stock and, as a result, may enable us to maintain a higher closing price on the NYSE MKT. There are a number of risks associated with the Reverse Stock Split, however, including the following:

•	Our Board of Directors cannot predict the effect of the Reverse Stock Split upon the market price for our shares of common stock, and the history of similar reverse stock splits for companies in like circumstances has varied.

•	If the Reverse Stock Split is implemented, the resulting per-share price may not attract institutional investors, investment funds or brokers and may not satisfy the investing guidelines of these investors or brokers, and consequently, the trading liquidity of our common stock may not improve.

•	The market price per share of our shares of common stock post-Reverse Stock Split may not remain in excess of the minimum price per share as required by NYSE MKT, thereby negating the anticipated benefits of the Reverse Stock Split.

•	The Company may fail to meet the other requirements for continued listing on the NYSE MKT, resulting in the delisting of our common stock, thereby negating the anticipated benefits of the Reverse Stock Split.

•	The market price of our shares of common stock may also be affected by the Company’s performance and other factors, the effect of which our Board of Directors cannot predict.

•	In the future, the market price of the shares of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price of the shares of our common stock prior to the Reverse Stock Split.

•	If the Reverse Stock Split is effected and the market price of the shares of our common stock then declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. Additionally, the liquidity of the shares of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the implementation of the Reverse Stock Split.

•	The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Vote Required

The approval of the proposal to authorize our Board of Directors to amend our Certificate of Incorporation to effect the Reverse Stock Split requires the affirmative vote of stockholders who hold a majority of the outstanding shares of common stock entitled to vote in person or by proxy.

In addition, the holders of a majority of our outstanding shares of Series B Convertible Preferred Stock must consent in writing to the Reverse Stock Split before we may effectuate the Reverse Stock Split.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE PROPOSAL TO AUTHORIZE OUR BOARD OF DIRECTORS TO AMEND OUR CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO OF BETWEEN 1-FOR-10 TO 1-FOR-50, SUCH RATIO TO BE DETERMINED BY OUR BOARD OF DIRECTORS IN ITS DISCRETION. Each proxy solicited on behalf of our Board of Directors will be voted FOR the approval of the proposal to authorize our Board of Directors to amend our Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock at a ratio of between 1-for-10 to 1-for-50, such ratio to be determined by our Board of Directors in its discretion, unless the stockholder instructs otherwise in the proxy.

OTHER MATTERS

As of the date hereof, our Board of Directors knows of no business that will be presented at the Special Meeting other than the proposal described in this Proxy Statement. If any other proposal properly comes before the stockholders for a vote at the Special Meeting, the proxy holders will vote the shares of common stock represented by proxies that are submitted to us in accordance with their best judgment.

ADDITIONAL INFORMATION

Solicitation of Proxies

We will solicit proxies on behalf of our Board of Directors by mail, telephone, facsimile, or other electronic means or in person. We have retained Morrow Sodali to assist us in the solicitation of proxies for the Special Meeting. Morrow Sodali will receive a base fee of $8,000, plus reasonable expenses and fees, for these services. We will pay the proxy solicitation costs. We will supply copies of the proxy solicitation materials to brokerage firms, banks, and other nominees for the purpose of soliciting proxies from the beneficial owners of the shares of common stock held of record by such nominees. We request that such brokerage firms, banks, and other nominees forward the proxy solicitation materials to the beneficial owners, and we will reimburse them for their reasonable expenses.

Mailing Address of Principal Executive Office

The mailing address of our principal executive office is Provectus Biopharmaceuticals, Inc., 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931.

Stockholder Proposals for Including in Proxy Statement for 2017 Annual Meeting of Stockholders

To be considered for inclusion in our proxy statement for the 2017 Annual Meeting of Stockholders, a stockholder proposal must be received by us no later than the close of business on December 30, 2016. Stockholder proposals must be sent to Secretary, Provectus Biopharmaceuticals, Inc., 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931. We will not be required to include in our proxy statement any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC’s proxy rules and the DGCL.

Other Stockholder Proposals for Presentation at 2017 Annual Meeting of Stockholders

In addition to the above, our bylaws contain an advance notice provision requiring that, if a stockholder’s proposal is to be brought before and considered at the 2017 Annual Meeting of Stockholders, such stockholder must provide timely written notice thereof to our Secretary. In order to be timely, the notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than the close of business on December 30, 2016 and not later than the close of business on January 29, 2017; provided, however, that in the event the date of the 2017 Annual Meeting is more than 30 days before or more than 30 days after the anniversary of the 2016 Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to the date of such 2017 Annual Meeting and not later than the close of business on the later of the 60th day prior to the date of such 2017 Annual Meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by us. In the event a stockholder proposal intended to be presented for action at the 2017 Annual Meeting is not received timely, then the persons designated as proxies in the proxies solicited by the Board of Directors in connection with the 2017 Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the 2017 Annual Meeting.

Knoxville, Tennessee November 2, 2016	By Order of our Board of Directors PETER R. CULPEPPER Secretary

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

of

PROVECTUS BIOPHARMACEUTICALS, INC.

PROVECTUS BIOPHARMACEUTICALS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1. The name of the Corporation is Provectus Biopharmaceuticals, Inc.

2. The Certificate of Incorporation of the Corporation is amended by deleting the introductory sentence of Article IV.A thereof and substituting the following in its place:

“The total number of shares which the Corporation shall have authority to issue is 1,025,000,000 shares of capital stock, of which 1,000,000,000 shares shall be designated Common Stock, $0.001 par value per share (“Common Stock”), and 25,000,000 shall be designated Preferred Stock, $0.001 par value per share (“Preferred Stock”).”

3. The following paragraph will be added to Article IV.A.1 of the Certificate of Incorporation:

“Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, every [number of shares] shares of the Corporation’s issued and outstanding Common Stock that are issued and outstanding immediately prior to [date] shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined into one (1) validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, provided that in the event a stockholder would otherwise be entitled to a fraction of a share of Common Stock pursuant to the provisions of this Article, such stockholder shall receive one whole share of Common Stock in lieu of such fractional share and no fractional shares shall be issued.”

4. This Certificate of Amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

Appendix A

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by the authorized officer this      day of November, 2016.

PROVECTUS BIOPHARMACEUTICALS, INC.

By:
Timothy C. Scott, President

Appendix A

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 28, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

A Special Meeting of Stockholders of Provectus Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held at the offices of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, located at 265 Brookview Centre Way, Suite 600, Knoxville, Tennessee 37919, on Monday, November 28, 2016, beginning at 9:00 a.m. Eastern Standard Time. The undersigned hereby acknowledges receipt of the combined Notice of Special Meeting of Stockholders and Proxy Statement dated November 2, 2016, accompanying this proxy, to which reference is hereby made for further information regarding the meeting and the matters to be considered and voted on by the stockholders at the meeting.

The undersigned hereby appoints Peter R. Culpepper and Timothy C. Scott, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of common stock of the Company owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the meeting and any adjournment thereof, in accordance with the instructions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any adjournment thereof.

The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof. If no instruction is given, this proxy will be voted “FOR” each of Proposals 1 and 2.

(continued on reverse side)

▲ FOLD AND DETACH HERE ▲

7327 Oak Ridge Highway Knoxville, TN 37931 phone 865/769-4011 fax 865/769-4013

November 2, 2016

Dear Stockholder:

It is a great pleasure to have this opportunity to provide you the Proxy Statement for our Special Meeting of Stockholders. The Proxy Statement provides you with information relating to the business to be conducted at the Special Meeting on November 28, 2016.

YOUR VOTE IS IMPORTANT!

You can vote by completing, signing, dating, and returning your proxy card in the accompanying envelope.

Thank you for your continued interest in, and ownership of, Provectus Biopharmaceuticals, Inc.

Sincerely,

Peter R. Culpepper
Interim Chief Executive Officer, Chief Operating Officer and Secretary

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted in accordance with the undersigned’s instructions set forth herein. If no instructions are provided, this proxy will be voted “FOR” each of the proposals described below.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF PROPOSALS 1 AND 2.

PROPOSAL 1 — TO APPROVE AND ADOPT AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT WE ARE AUTHORIZED TO ISSUE FROM 400,000,000 TO 1,000,000,000 SHARES.

☐            FOR                     ☐            AGAINST                     ☐            ABSTAIN

PROPOSAL 2 — TO AUTHORIZE OUR BOARD OF DIRECTORS TO AMEND OUR CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO OF BETWEEN 1-FOR-10 TO 1-FOR-50, SUCH RATIO TO BE DETERMINED BY OUR BOARD OF DIRECTORS IN ITS DISCRETION.

☐            FOR                     ☐            AGAINST                     ☐            ABSTAIN

With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned’s shares in accordance with their best judgment.

	Date:	, 20
☒ Please mark your votes as indicated in this example.

Signature of stockholder

Signature of stockholder, if held jointly

Please sign your name as it appears on this proxy. Joint owners each should sign. When signing as trustee, administrator, executor, attorney, etc., please indicate your full title as such. Corporations should sign in full corporate name by President or other authorized officer. Partnerships should sign in full partnership name by authorized partner.

▲ FOLD AND DETACH HERE ▲

Vote by Mail

Mark, sign, and date your proxy card and return it in the enclosed postage-paid envelope.

THANK YOU FOR VOTING.